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               [LETTERHEAD OF FISCHBEIN BADILLO WAGNER HARDING]


                                                              February 10, 1999



Educational Video Conferencing Inc.
35 East Grassy Sprain Road, Suite 200
Yonkers, New York 10710

Gentlemen:

          We have acted as counsel for Educational Video Conferencing, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form SB-2 (File No. 333-66085) filed with the Securities and Exchange Commission on October 23, 1998 and amended on November 12, 1998, November 20, 1998, December 23, 1998 and on the date hereof (the "Registration Statement"). In accordance with Item 601 of Regulation SB, we are setting forth our opinion to be filed as Exhibit 5 to the Registration Statement. Terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Registration Statement.

          We have examined the originals or photocopies of certified copies of such records of the Company, certificates of officers of the Company and public officials and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

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February 10, 1999
Page 2

          Based upon and subject to the foregoing, we are of the opinion that the Company's shares of common stock, $.0001 par value, have been duly authorized and, when issued and delivered to and paid for by the underwriters in accordance with the underwriting agreement to be entered into by the Company and the underwriters (in the form substantially as set forth in Exhibit 1.1 to the Registration Statement), will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                             Very truly yours,



                                             /s/Fischbein Badillo Wagner Harding